THE GREENBRIER
                      SAVINGS AND INVESTMENT PLAN AND TRUST
                                 TRUST AGREEMENT






                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE I        TRUSTEES AND TRUST FUND.......................................1

        1.1. NAME OF TRUST.....................................................1

ARTICLE II       PLAN..........................................................2

        2.1. DELIVERY OF PLAN TO TRUSTEE.......................................2

ARTICLE III      ADMINISTRATOR.................................................2

        3.1. NOTIFICATION OF NAME OF ADMINISTRATOR.............................2

ARTICLE IV       CONTRIBUTIONS.................................................3

        4.1. RECEIPT OF CONTRIBUTION...........................................3

ARTICLE V        TRUSTEE.......................................................3

        5.1. BASIC RESPONSIBILITIES OF THE TRUSTEE.............................3

        5.2. INVESTMENT POWERS AND DUTIES OF THE TRUSTEE.......................4

        5.3. OTHER POWERS OF THE TRUSTEE.......................................5

        5.4. DUTIES OF THE TRUSTEE REGARDING PAYMENTS..........................8

        5.5. TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES.....................8

        5.6. ANNUAL REPORT OF THE TRUSTEE......................................8

        5.7. AUDIT.............................................................9

        5.8. RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE....................9

        5.9. TRANSFER OF INTEREST.............................................10

        5.10. DIRECT ROLLOVER.................................................11

        5.11. EMPLOYER SECURITIES AND REAL PROPERTY...........................12

ARTICLE VI       AMENDMENT, TERMINATION AND MERGERS...........................12

        6.1. AMENDMENT........................................................12



        6.2. TERMINATION......................................................13

        6.3. MERGER OR CONSOLIDATION..........................................13

ARTICLE VII      MISCELLANEOUS................................................13

        7.1. QUALIFIED TRUST..................................................13

        7.2. CONSTRUCTION OF AGREEMENT........................................13

        7.3. GENDER AND NUMBER................................................13

        7.4. LEGAL ACTION.....................................................14

        7.5. BONDING..........................................................14

        7.6. HEADINGS.........................................................14

        7.7. IRREVOCABILITY OF TRUST..........................................14

                                 THE GREENBRIER
                      SAVINGS AND INVESTMENT PLAN AND TRUST
                                 TRUST AGREEMENT

               THIS AGREEMENT, hereby made and entered into this 1st day of June, 1998, by and between CSX Hotels, Inc. dba The Greenbrier (herein referred to as the "Employer") and Smith Barney Corporate Trust Company (herein referred to as the "Trustee").

                                   WITNESSETH:

               WHEREAS, the Employer has concurrently herewith adopted a Profit Sharing Plan known as the The Greenbrier Savings and Investment Plan and Trust (herein referred to as the Plan); and

               WHEREAS, under the terms of the Plan, funds will from time to time be contributed to the Trustees (herein referred to as the "Trustee"), which funds as and when received by the Trustee, will constitute a trust fund to be held by said Trustee under the Plan for the benefit of the Participants or their Beneficiaries; and

               WHEREAS, the Employer desires the Trustee to hold and administer such funds and the Trustee is willing to hold and administer such funds pursuant to the terms of this Agreement;

               NOW, THEREFORE, for and in consideration of the premises and of the mutual covenants herein contained, the Employer and the Trustee do hereby covenant and agree as follows:

                                    ARTICLE I
                             TRUSTEES AND TRUST FUND

     1.1.   NAME OF TRUST

(a) This Trust shall be entitled the "The Greenbrier Savings and Investment Plan and Trust, Trust Agreement" (hereinafter referred to as the "Trust"), and shall carry into effect the provisions of the Plan created concurrently herewith and forming a part hereof. All of the definitions in such Plan are hereby incorporated herein by reference. The Trustee hereby agrees to act as Trustee of the Trust, and to take, hold, invest, administer and distribute in accordance with the following provisions, any and all contributions and assets paid or delivered to the Trustee pursuant to the Plan.

(b) All of the assets at any time held hereunder by the Trustee are hereinafter referred to collectively as the "Trust Fund." All right, title and interest in and to the assets of the Trust Fund shall be at all times, vested exclusively in the Trustee.

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(c)                   The Trustee shall receive, take and hold any contributions paid to the Trustee by the Employer in cash or in other property acceptable to the Trustee. All contributions so received together with the income therefrom and any other increment thereon shall be held managed and administered by the Trustee pursuant to the terms of this Agreement without distinction between principal and income and without liability for the payment of interest thereon. The Trustee shall not be responsible for the collection of any contributions to the Plan.

                                   ARTICLE II
                                      PLAN

     2.1.   DELIVERY OF PLAN TO TRUSTEE

               The Employer shall deliver to the Trustee a copy of the Plan and of any amendment thereto for convenience of reference, but rights, powers, titles, duties, discretions and immunities of the Trustee shall be governed solely by this instrument without reference to the Plan.

                                   ARTICLE III
                                  ADMINISTRATOR

     3.1.   NOTIFICATION OF NAME OF ADMINISTRATOR

(a) The Plan provides for the appointment of an Administrator or Administrators (herein referred to as the "Administrator"), to administer the Plan. The Employer shall notify the Trustee in writing of the name of the Administrator, and of any change in the identity of such Administrator. Until notified of the change, the Trustee shall be fully protected in acting upon the assumption that the identity of the Administrator has not been changed.

(b) All directions by the Administrator to the Trustee shall be in writing signed by such Administrator.

(c) The Employer shall furnish to the Trustee a specimen signature of the Administrator or Administrators at the time he or they are appointed.

(d) The Administrator shall have sole responsibility for determining the existence, non-existence, nature and amount of the rights and interests of all persons in the Trust Fund.

                                   ARTICLE IV
                                  CONTRIBUTIONS

     4.1.   RECEIPT OF CONTRIBUTION.

               The Trustee shall receive all contributions paid in cash or other property acceptable to the Trustee, and all contributions so received together with the income therefrom and any increment thereon shall be held, managed and administered by the Trustee pursuant to this Agreement without distinction between principal and income. The Trustee shall have no duty to require any contributions to be made to the Trustee by the Employer or to determine that the amounts received comply with the Plan, or to determine that the Trust Fund is adequate to provide the benefits payable pursuant to the Plan.

                                    ARTICLE V
                                     TRUSTEE

     5.1.   BASIC RESPONSIBILITIES OF THE TRUSTEE

(a) The Trustee shall have the following categories of responsibilities:

        (1) Consistent with the "funding policy and method" determined by the Employer, to invest, manage, and control the Plan assets subject, however, to the direction of a Participant with respect to his Participant Directed Accounts, the Employer or an Investment Manager appointed by the Employer or any agent of the Employer;

        (2) At the direction of the Administrator, to pay benefits required under the Plan to be paid to Participants, or, in the event of their death, to their Beneficiaries; and

        (3) To maintain records of receipts and disbursements and furnish to the Employer and/or Administrator for each Plan Year a written annual report per
                             Section 5.6.

(b) In the event that the Trustee shall be directed by a Participant (pursuant to the Participant Direction Procedures), or the Employer, or an Investment Manager or other agent appointed by the Employer with respect to the investment of any or all Plan assets, the Trustee shall have no liability with respect to the investment of such assets, but shall be responsible only to execute such investment instructions as so directed.

        (1) The Trustee shall be entitled to rely fully on the written instructions of a Participant (pursuant to the Participant Direction Procedures), or the Employer, or any Fiduciary or nonfiduciary agent of the Employer, in the discharge of such duties, and shall not be liable for any loss or other liability, resulting from such direction (or lack of direction) of the investment of any part of the Plan assets.

        (2) The Trustee may delegate the duty to execute such instructions to any nonfiduciary agent, which may be an affiliate of the Trustee or any Plan representative.

        (3) The Trustee may refuse to comply with any direction from the Participant in the event the Trustee, in its sole and absolute discretion, deems such directions improper by virtue of applicable law. The Trustee shall not be responsible or liable for any loss or expense which may result from the Trustee's refusal or failure to comply with any directions from the Participant.

        (4) Any costs and expenses related to compliance with the Participant's directions shall be borne by the Participant's Directed Account, unless paid by the Employer.

(c) If there shall be more than one Trustee, they shall act by a majority of their number, but may authorize one or more of them to sign papers on their behalf.

     5.2.   INVESTMENT POWERS AND DUTIES OF THE TRUSTEE

(a)                   The  Trustee  shall  invest  and  reinvest  the Trust
                      Fund to keep the Trust Fund invested without distinction between principal and income and in such
                      securities  or property,  real or      personal,  wherever
                      situated, as the Trustee shall deem advisable, including, but not limited to, stocks, common or preferred, bonds and other evidences of indebtedness or ownership, and real estate or any interest therein. The Trustee shall at all times in making investments of the Trust Fund consider, among other factors, the short and long-term financial  needs of the  Plan on the  basis of information
                      furnished  by the  Employer.   In  making  such
                      investments,   the  Trustee  shall  not  be  restricted to
                      securities or other property of the character expressly authorized by the applicable law for trust
                      investments;   however,  the  Trustee  shall  give  due
                      regard to any limitations imposed by the Code or the Act so that at all times the Plan may qualify as a qualified Profit Sharing Plan and Trust.

(b) The Trustee may employ a bank or trust company pursuant to the terms of its usual and customary bank agency agreement, under which the duties of such bank or trust company shall be of a custodial, clerical and record-keeping nature.

(c) The Trustee may from time to time transfer to a common, collective, pooled trust fund or money market fund maintained by any corporate

                      Trustee or affiliate  thereof
                      hereunder, all or such part of the Trust Fund as the Trustee may deem advisable, and such part or all of the Trust Fund so transferred shall be subject to all the terms and provisions of the common, collective, pooled trust fund or money market fund which contemplate the commingling for investment purposes of such trust assets with trust assets of other trusts. The Trustee may transfer any part of the Trust Fund intended for temporary investment of cash balances to a money market fund maintained by Smith Barney Corporate Trust
                      Company or its affiliates. The Trustee may, from time to time, withdraw from such common, collective, pooled trust fund or money market fund all or such part of the Trust Fund as the Trustee may deem advisable.

(d) With respect to any Employer stock which is allocated to a Participant's Directed Investment Account, the Participant or Beneficiary shall direct the Trustee with regard to any voting, tender and similar rights associated with the ownership of Employer stock, (i.e., the "Stock Right(s)") as follows:

     (1) Each Participant or Beneficiary shall direct the Trustee to vote or otherwise exercise such Stock Rights in accordance with the provisions, conditions and terms of any such Stock Right(s).

     (2) Such directions shall be provided to the Trustee by the Participant or Beneficiary in accordance with the procedure as established by the Administrator. The Trustee shall vote or otherwise exercise such Stock Right(s) with respect to which it has received directions to do so under this Section.

     (3) To the extent to which a Participant or Beneficiary does not instruct the Trustee or does not issue valid directions to the Trustee to vote or otherwise exercise such Stock Right(s), such Participants or Beneficiaries shall be deemed to have directed the Trustee that such Stock Rights remain nonvoted and unexercised.

     5.3.    OTHER POWERS OF THE TRUSTEE

               The Trustee, in addition to all powers and authorities under common law, statutory authority, including the Act, and other provisions of the Plan, shall have the following powers and authorities, to be exercised in the Trustee's sole discretion:

(a) To purchase, or subscribe for, any securities or other property and to retain the same. In conjunction with the purchase of securities, margin accounts may be opened and maintained;

(b) To sell, exchange, convey, transfer, grant options to purchase, or otherwise dispose of any securities or other property held by the Trustee, by private contract or at
                      public auction. No person dealing with the Trustee shall be bound to see to the application of the purchase money or to inquire into the validity, expediency, or propriety of any such sale or other disposition, with or without advertisement;
(c) To vote upon any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose, or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities, or other property. However, the Trustee shall not vote proxies relating to securities for which it has not been assigned full investment
                      management  responsibilities.  In those cases   where
                      another party has such investment authority or discretion, the Trustee will deliver all proxies to said party who will then have full responsibility for voting those proxies;

(d) To cause any securities or other property to be registered in the Trustee's own name or in the name of one or more of the Trustee's nominees, and to hold any investments in bearer form, but the books and records of the Trustee shall at all times show that all such investments are part of the Trust Fund;

(e) To borrow or raise money for the purposes of the Plan in such amount, and upon such terms and conditions, as the Trustee shall deem advisable; and for any sum so borrowed, to issue a promissory note as Trustee, and to secure the repayment thereof by pledging all, or any part, of the Trust Fund; and no person lending money to the Trustee shall be bound to see to the application of the money lent or to inquire into the validity, expediency, or propriety of any borrowing;

(f) To keep such portion of the Trust Fund in cash or cash balances as the Trustee may, from time to time, deem to be in the best interests of the Plan, without liability for interest thereon;

(g) To accept and retain for such time as the Trustee may deem advisable any securities or other property received or acquired as Trustee hereunder, whether or not such securities or other property would normally be purchased as investments hereunder;

(h) To make, execute, acknowledge, and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(i)                   To  settle,  compromise,  or  submit  to  arbitration  any claims, debts, or damages due or owing to or from the Plan, to commence or defend suits or legal or administrative proceedings, and to represent the Plan in all suits and legal and administrative proceedings;

(j) To employ suitable agents and counsel and to pay their reasonable expenses and compensation, and such agent or counsel may or may not be agent or counsel for the Employer;

(k) To apply for and procure from responsible insurance companies, to be selected by the Administrator, as an investment of the Trust Fund such annuity, or other Contracts (on the life of any Participant) as the Administrator shall deem proper; to exercise, at any time or from time to time, whatever rights and privileges may be granted under such annuity, or other Contracts; to collect, receive, and settle for the proceeds of all such annuity or other Contracts as and when entitled to do so under the provisions thereof;

(l) To invest funds of the Trust in time deposits or savings accounts bearing a reasonable rate of interest in the Trustee's bank;

(m) To invest in Treasury Bills and other forms of United States government obligations;

(n) To invest in shares of investment companies registered under the Investment Company Act of 1940, including any money market fund advised by or offered through Smith Barney Corporate Trust Company;

(o) To sell, purchase and acquire put or call options if the options are traded on and purchased through a national securities exchange registered under the Securities Exchange Act of 1934, as amended, or, if the options are not traded on a national securities exchange, are guaranteed by a member firm of the New York Stock Exchange;

(p)                   To deposit monies in federally  insured savings accounts
                      or certificates of deposit in banks or savings    and loan
                      associations;

(q) To pool all or any of the Trust Fund, from time to time, with assets belonging to any other qualified employee pension benefit trust created by the Employer or an affiliated company of the Employer, and to commingle such assets and make joint or common investments and carry joint accounts on behalf of this Plan and such other trust or trusts, allocating undivided shares or interests in such investments or accounts or any pooled assets of the two or more trusts in accordance with their respective interests;

(r) To appoint a nonfiduciary agent or agents to assist the Trustee in carrying out any investment instructions of Participants and of any Investment Manager or Fiduciary, and to compensate such agent(s) from the assets of the Plan, to the extent not paid by the Employer;

(s) To do all such acts and exercise all such rights and privileges, although not specifically mentioned herein, as the Trustee may deem necessary to carry out the purposes of the Plan.

     5.4.   DUTIES OF THE TRUSTEE REGARDING PAYMENTS

               At the direction of the Administrator, the Trustee shall, from time to time, in accordance with the terms of the Plan, make payments out of the Trust Fund. The Trustee shall not be responsible in any way for the application of such payments.

     5.5.  TRUSTEE'S COMPENSATION AND EXPENSES AND TAXES

               The Trustee shall be paid such reasonable compensation as shall from time to time be agreed upon in writing by the Employer and the Trustee. An individual serving as Trustee who already receives full-time pay from the Employer shall not receive compensation from the Plan. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable counsel fees incurred by it as Trustee. Such compensation and expenses shall be paid from the Trust Fund unless paid or advanced by the Employer. All taxes of any kind and all kinds whatsoever that may be levied or assessed under existing or future laws upon, or in respect of, the Trust Fund or the income thereof, shall be paid from the Trust Fund.

     5.6.   ANNUAL REPORT OF THE TRUSTEE

               Within a reasonable period of time after the later of the Anniversary Date or receipt of the Employer contribution for each Plan Year, the Trustee shall furnish to the Employer and Administrator a written statement of account with respect to the Plan Year for which such contribution was made setting forth:

(a)                   the net income, or loss, of the Trust Fund;

(b) the gains, or losses, realized by the Trust Fund upon sales or other disposition of the assets;

(c)                   the increase, or decrease, in the value of the Trust Fund;

(d)                   all payments and distributions made from the Trust Fund;
                      and

(e)                   such  further  information  as the  Trustee  and/or
                      Administrator deems appropriate. The Employer, forthwith upon its receipt of each such statement of account, shall acknowledge receipt thereof in writing and advise the Trustee and/or Administrator of its approval or disapproval thereof. Failure by the
                      Employer  to  disapprove  any such  statement  of
                      account within thirty (30) days after its receipt thereof shall be deemed an approval thereof. The approval by the Employer of any statement of account shall be binding as to all matters embraced therein as between the
                      Employer  and the Trustee to the same   extent as if the
                      account of the Trustee had been settled by judgment or decree in an action for a judicial settlement of its account in a court of competent jurisdiction in which the Trustee, the Employer and all persons having or claiming an interest in the Plan were parties; provided, however, that nothing herein contained shall deprive the Trustee of its right to have its accounts judicially settled if the Trustee so desires.

     5.7.   AUDIT

(a)                   If an audit of the Plan's records shall be required by the
                      Act and the  regulations  thereunder for any   Plan  Year,
                      the  Administrator  shall  direct  the  Trustee  to engage
                      on behalf of all Participants  an  independent   qualified
                      public  accountant  for  that  purpose.   Such  accountant
                      shall, after an audit of the books and records of the Plan in accordance with generally accepted auditing standards, within a reasonable period after the close of the Plan Year, furnish to the Administrator and the Trustee a report of his audit setting forth his opinion as to whether any statements, schedules or lists that are  required  by Act  Section  103 or the  Secretary  of
                      Labor to be  filed  with the  Plan's   annual report,  are
                      presented fairly in conformity with generally accepted accounting principles applied consistently. All auditing and accounting fees shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund.

(b) If some or all of the information necessary to enable the Administrator to comply with Act Section 103 is maintained by a bank, insurance company, or similar institution, regulated and supervised and subject to periodic examination by a state or federal agency, it shall transmit and certify the accuracy of that information to the Administrator as provided in Act Section 103(b) within one hundred twenty (120) days after the end of the Plan Year or by such other date as may be prescribed under regulations of the Secretary of Labor.

     5.8. RESIGNATION, REMOVAL AND SUCCESSION OF TRUSTEE

(a) The Trustee may resign at any time by delivering to the Employer, at least thirty (30) days before its effective date, a written notice of his resignation.

(b) The Employer may remove the Trustee by mailing by registered or certified mail, addressed to such Trustee at his last known address, at least thirty (30) days before its effective date, a written notice of his removal.

(c) Upon the death, resignation, incapacity, or removal of any Trustee, a successor may be appointed by the Employer; and such successor, upon accepting such appointment in writing and delivering same to the Employer, shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with like respect as if he were originally named as a Trustee herein. Until such a successor is appointed, the remaining Trustee or Trustees shall have full authority to act under the terms of the Plan.

(d) The Employer may designate one or more successors prior to the death, resignation, incapacity, or removal of a Trustee. In the event a successor is so designated by the Employer and accepts such designation, the successor shall, without further act, become vested with all the estate, rights, powers, discretions, and duties of his predecessor with the like effect as if he were originally named as Trustee herein immediately upon the death, resignation, incapacity, or removal of his predecessor.

(e) Whenever any Trustee hereunder ceases to serve as such, he shall furnish to the Employer and Administrator a written statement of account with respect to the portion of the Plan Year during which he served as Trustee. This statement shall be either (i) included as part of the annual statement of account for the Plan Year required under Section 5.6 or (ii) set forth in a special statement. Any such special statement of account should be rendered to the Employer no later than the due date of the annual statement of account for the Plan Year. The procedures set forth in Section 5.6 for the approval by the Employer of annual statements of account shall
                      apply to any  special  statement  of   account  rendered
                      hereunder and approval by the Employer of any such special statement in the manner provided in Section 5.6 shall have the same effect upon the statement as the Employer's approval of an annual statement of account. No successor to the Trustee shall have any duty or responsibility to investigate the acts or transactions of any predecessor who has rendered all statements of account required by
                      Section 5.6 and this subparagraph.

     5.9.   TRANSFER OF INTEREST

               Notwithstanding any other provision contained in this Plan, the Trustee at the direction of the Administrator shall transfer the Vested interest, if any, of such Participant in his account to another trust forming part of a pension, profit sharing or stock bonus plan maintained by such Participant's new employer and represented by said employer in writing as meeting the requirements of Code Section 401(a), provided that the trust to which such transfers are made permits the transfer to be made.

     5.10.  DIRECT ROLLOVER

(a) Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section, a distributee may elect, at the time and in the manner prescribed by the Administrator, to have any portion of an eligible rollover distribution that is equal to at least $500 paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(b) For purposes of this Section the following definitions shall apply:

     (1) An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated
                             beneficiary,  or  for a   specified  period  of ten
                             years or more; any distribution to the extent such distribution is required under Code Section
                             401(a)(9);  the portion of any other   distribution
                             that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and any other distribution that is reasonably expected to total less than $200 during a year.

     (2) An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (3) A distributee includes an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

     (4) A direct rollover is a payment by the Plan to the eligible retirement plan specified by the distributee.

     5.11.   EMPLOYER SECURITIES AND REAL PROPERTY

               The Trustee shall be empowered to acquire and hold "qualifying Employer securities" and "qualifying Employer real property," as those terms are defined in the Act, provided, however, that the Trustee shall not be permitted to acquire any qualifying Employer securities or qualifying Employer real property if, immediately after the acquisition of such securities or property, the fair market value of all qualifying Employer securities and qualifying Employer real property held by the Trustee hereunder should amount to more than 100% of the fair market value of all the assets in the Trust Fund.

                                   ARTICLE VI
                       AMENDMENT, TERMINATION AND MERGERS

     6.1.   AMENDMENT

(a) The Employer shall have the right at any time to amend this Agreement. However, any amendment which affects the rights, duties or responsibilities of the Trustee and Administrator, other than an amendment to remove the Trustee or Administrator, may only be made with the Trustee's and Administrator's written consent. Any such amendment shall become effective as provided therein upon its execution. The Trustee shall not be required to execute any such amendment unless the amendment affects the duties of the Trustee hereunder.

(b) No amendment to this Agreement shall be effective if it authorizes or permits any part of the Trust Fund (other than such part as is required to pay taxes and administration expenses) to be used for or diverted to any purpose other than for the exclusive benefit of the Participants or their Beneficiaries or estates; or cause any reduction in the amount credited to the account of any Participant; or cause or permit any portion of the Trust Fund to revert to or become property of the Employer.

(c) Except as permitted by Regulations (including Regulation 1.411(d)-4), no amendment to this Agreement or transaction having the effect of an amendment to this Agreement
                      (such as a merger, plan transfer or similar transaction) shall be effective if it eliminates or reduces any "Section 411(d)(6) protected benefit" or adds or modifies conditions relating to "Section 411(d)(6) protected benefits" the result of which is a further restriction on such benefit unless such protected benefits are preserved with respect to benefits accrued as of the later of the execution date or effective
                      date of the  amendment.  "Section   411(d)(6)   protected
                      benefits" are benefits described in Code Section 411(d)(6)(A), early retirement benefits and retirement-type subsidies, and optional forms of benefit.

     6.2.   TERMINATION

               This Agreement and the Trust created hereby will terminate as to the Employer in the case of complete distribution of the Trust Fund held for the benefit of the Participants pursuant to the Plan. Such distribution will be at the time and manner determined by the Administrator pursuant to the requirements of the Plan with written instructions to the Trustee. Except as permitted by Regulations, the termination of the Plan shall not result in the reduction of "Section 41l(d)(6) protected benefits" in accordance with Section 6.l(c).

     6.3.   MERGER OR CONSOLIDATION

               This Trust may be merged or consolidated with, or its assets and/or liabilities may be transferred to any other trust only if the benefits which would be received by a Participant of the Employer Plan, in the event of a termination of the Plan immediately after such transfer, merger or consolidation are at least equal to the benefits the Participant would have received if the Plan had terminated immediately before the transfer, merger or consolidation, and such transfer, merger or consolidation does not otherwise result in the elimination or reduction of any "Section 411(d)(6) protected benefits" in accordance with Section 6.1(c).

                                   ARTICLE VII
                                  MISCELLANEOUS

     7.1.   QUALIFIED TRUST

               The Trust is hereby designated as constituting a part of the Plan which is intended to continue to qualify and to be tax exempt under Section 401(a) and Section 501(a), respectively, of the Code, and of the Act, as amended from time to time. Until advised otherwise, the Trustee may conclusively presume that this Trust is qualified under Section 501(a) of the Code as amended from time to time, and that this Trust is exempt from federal income taxes.

     7.2.   CONSTRUCTION OF AGREEMENT

               This Trust shall be construed and enforced according to the Act and the laws of the State of West Virginia, other than its laws respecting choice of law, to the extent not pre-empted by the Act.

     7.3.   GENDER AND NUMBER

               Wherever any words are used herein in the masculine, feminine or neuter gender, they shall be construed as though they were also used in another gender in all cases where they would so apply, and whenever any words are used herein in the singular or plural form, they shall be construed as though they were also used in the other form in all cases where they would so apply.

     7.4.   LEGAL ACTION

               In the event any claim, suit, or proceeding is brought regarding the Trust and/or Plan established hereunder to which the Trustee, the Employer or the Administrator may be a party, and such claim, suit, or proceeding is resolved in favor of the Trustee, the Employer or the Administrator, they shall be entitled to be reimbursed from the Trust Fund for any and all costs, attorney's fees, and other expenses pertaining thereto incurred by them for which they shall have become liable.

     7.5.   BONDING

               Every Fiduciary, except a bank or an insurance company, unless exempted by the Act and regulations thereunder, shall be bonded in an amount not less than 10% of the amount of the funds such Fiduciary handles; provided, however, that the minimum bond shall be $1,000 and the maximum bond, $500,000. The amount of funds handled shall be determined at the beginning of each Plan
Year by the amount of funds handled by such person, group, or class to be covered and their predecessors, if any, during the preceding Plan Year, or if there is no preceding Plan Year, then by the amount of the funds to be handled during the then current year. The bond shall provide protection to the Plan against any loss by reason of acts of fraud or dishonesty by the Fiduciary alone or in connivance with others. The surety shall be a corporate surety company (as such term is used in Act Section 412(a)(2)), and the bond shall be in a form approved by the Secretary of Labor. Notwithstanding anything in the Plan to the contrary, the cost of such bonds shall be an expense of and may, at the election of the Administrator, be paid from the Trust Fund or by the Employer.

     7.6.   HEADINGS

               The headings and subheadings of this Plan have been inserted for convenience of reference and are to be ignored in any construction of the provisions hereof.

     7.7.   IRREVOCABILITY OF TRUST

               All contributions made by the Employer shall be irrevocable, and no part of the corpus of the Trust Fund nor any income therefrom shall revert to the Employer or be used for or diverted to purposes other than for the exclusive benefit of the Participants and their Beneficiaries, except as provided by law, as provided in the Plan.

               IN WITNESS WHEREOF, this Trust has been executed the day and year first above written.


Signed, sealed and delivered in the presence of:


                                           CSX Hotels, Inc. dba The Greenbrier


                                            By     /s/Ted J. Kleisner
                                                   ---------------------------
                                                   EMPLOYER

/s/Deirdre D .Ford
------------------------
WITNESSES AS TO EMPLOYER


                                            The Grand Teton Lodge Company


                                            By     /s/Ted J. Kleisner
                                                   ---------------------------
                                                   EMPLOYER

/s/Deirdre D. Ford
------------------------
WITNESSES AS TO EMPLOYER
                                            ATTEST /s/Larry C.Mazey
                                                   ---------------------------




                                            Smith Barney Corporate Trust Company


                                            By     /s/David Doyle
                                                   ---------------------------
                                                   TRUSTEE